UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 18, 2006
SMART MODULAR TECHNOLOGIES (WWH), INC.
(Exact Name of Registrant as Specified in Charter)
Cayman Islands
(State or Other Jurisdiction of Incorporation)

333-127442 (Commission File Number)	20-2509518 (IRS Employer Identification No.)

4211 Starboard Drive Fremont, CA (Address of Principal Executive Offices)	94538 (Zip Code)
Registrant’s telephone number, including area code: (510) 623-1231
N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.02: TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS
ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS
ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 10.7

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 1.02:	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS
Termination of Existing Shareholder’s Agreement and Registration Rights Agreement; Entry into New Shareholders’ Agreement
     On January 18, 2006 and in anticipation of the proposed initial public offering of its ordinary shares, par value $0.00016667 per share, SMART Modular Technologies (WWH), Inc. (the “Company”) and the other parties thereto agreed to terminate each of the Shareholder’s Agreement, dated as of March 8, 2005, among the Company, Modular, L.L.C. and certain other parties named therein (the “Original Shareholder’s Agreement”) and the Registration Rights Agreement, dated as of March 8, 2005, among the Company, Modular, L.L.C. and certain other persons named therein (together with the Original Shareholder’s Agreement, the “Original Agreements”) effective shortly before the proposed initial public offering. As of the date hereof, Modular, L.L.C. holds substantially all of the outstanding ordinary shares of the Company. The Company did not incur any early termination penalties in connection with the termination of the Original Agreements.
     The Original Agreements shall be replaced, effective upon termination of the Original Agreements, by the Shareholders’ Agreement, dated as of January 18, 2006, among the Company, T3 II SM, LLC, TPG III SM, LLC and TPG IV SM, LLC (collectively, the “Texas Pacific Group”), Francisco Partners, L.P., Francisco Partners Fund A, L.P. and FP Annual Fund Investors, LLC (collectively, “Francisco Partners”), Shah Capital Partners, L.P. (“Shah Capital”), WestRiver Capital LLC, Patel Family Partners, L.P. and such additional persons as may sign joinder agreements to the Shareholders’ Agreement. Each of the parties to the Shareholders’ Agreement (other than the Company) are members of Modular, L.L.C. Upon completion of the proposed initial public offering, such parties will collectively beneficially own approximately 63.6 of the Company’s outstanding ordinary shares, or approximately 58.3% if the underwriters exercise in full their overallotment option to purchase additional ordinary shares.
     The material terms and conditions of the Shareholders’ Agreement are as follows:
     Corporate Governance. The Shareholders’ Agreement provides that collectively, Texas Pacific Group, Francisco Partners and Shah Capital (the “principal investors”) have the right to nominate up to five members of the Company’s nine member board of directors, and to nominate jointly with the Company’s chief executive officer (who shall also serve as a member of the board of directors during his employment with the Company) three other independent directors to the Company’s board of directors. The parties to the Shareholders’ Agreement have agreed, subject to certain minimum shareholding thresholds, to vote their ordinary shares to elect the persons so nominated to the Company’s board of directors. These rights do not affect the rights of the Company’s other shareholders, under its articles of association, to nominate directors. In addition, each of the principal investors have agreed not to vote their ordinary shares for any amendment to the Company’s memorandum and articles of association unless the other principal investors also approve of such amendment.
     The Shareholders’ Agreement and the Company’s articles of association also provide that the Company may not take certain significant actions without the approval of the principal investors, acting collectively, as long as they own in the aggregate at least 25% of the Company’s outstanding ordinary shares. These actions include:
•	mergers, acquisitions or certain sales of assets;

•	any liquidation, dissolution or bankruptcy;

•	issuances of securities;

•	determination of compensation and benefits for the Company’s chief executive officer, president and chief financial officer;

•	appointment or dismissal of any of the chairman of the Company’s board of directors, chief executive officer, president, chief financial officer or any other executive officer in any similar capacity;

•	amendments to the Shareholders’ Agreement or exercise or waiver of rights under the Shareholders’ Agreement;

•	any increase or decrease in the number of directors that comprise the Company’s board of directors;

•	the declaration of dividends or other distributions or the recapitalization, reclassification, redemption, repurchase or other acquisition of any securities of the Company’s subsidiaries;

•	any incurrence or refinancing of indebtedness in excess of $10.0 million;

•	approval of the Company’s business plan, budget and strategy; and

•	modification of the Company’s long-term business strategy, the scope of the Company’s business or any of the Company’s material customer relationships.
In addition, the Shareholders’ Agreement provides that so long as the principal investors own in the aggregate at least 25% of the Company’s outstanding ordinary shares, the Company may not enter into certain related party transactions without the consent of each of the principal investors.
     Information Rights. So long as each of principal investors hold at least 5% of the Company’s outstanding ordinary shares, each has the right to receive from the Company financial information, monthly management reports, reports from the Company’s independent public accountants and such additional information regarding the Company’s financial position or business as it reasonably requests.
Registration Rights
     Demand Registration. The Shareholders’ Agreement provides that any time (1) following the earlier of 180 days after the effective date of the registration statement for the proposed initial public offering and upon the expiration of the lock-up period imposed by the underwriters for the offering at the written request of principal investors, acting collectively or (2) one year after the date of the proposed initial public offering at the request of any of the principal investors, the Company can be required to effect, at the Company’s expense, additional registration statements, or demand registrations, registering the securities held by such shareholders. The Company is required to pay the registration expenses in connection with each demand registration. The Company may decline to honor any of these demand registrations if the aggregate gross proceeds expected to be received does not equal or exceed either $25.0 million if the demand registration would constitute an initial public offering or $5.0 million in all other cases or if the Company has effected a demand registration within the preceding 90 days. If a demand registration is underwritten and the managing underwriter advises the Company that the number of securities offered to the public needs to be reduced, priority of inclusion in the demand registration shall be such that first priority shall be given to principal investors and their respective permitted transferees.
     Incidental Registration. In addition to the Company’s obligations with respect to demand registrations, if the Company proposes to register any of its securities, other than a registration on Form S-8 or S-4 or successor forms to these forms, whether or not such registration is for its own account, the parties to the Shareholders’ Agreement, including the principal investors, will have the opportunity to participate in such registration. Expenses relating to these “incidental registrations” are required to be paid by the Company.
     If an incidental registration is underwritten and the managing underwriter advises the Company that the number of securities offered to the public needs to be reduced, priority of inclusion shall be such that first priority shall be given to the Company and second priority shall be given to principal investors and their respective permitted transferees. The Company and the shareholders selling securities under a registration statement are required to enter into customary indemnification and contribution arrangements with respect to each registration statement.
     The Shareholders’ Agreement is filed as Exhibit 10.1 hereto.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment of Advisory Agreements
     On January 18, 2006, the Company amended its advisory agreements with affiliates of each of the principal investors to provide for a one-time payment of $3.0 million to each of these advisors, in consideration for the termination of the Company’s obligations to pay annual fees under such agreements. Such payments are contingent on the completion of the proposed initial public offering and are an anticipated use of the proceeds thereof.
     The amendments to the advisory agreements are filed as Exhibits 10.2 through 10.4 hereto.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amendment and Restatement of Indemnification Agreements
     On January 18, 2006 and in anticipation of the proposed initial public offering, the Company amended and restated its indemnification agreements with its directors and executive officers. The amended and restated indemnification agreements are substantially similar to the pre-existing indemnification agreements. A form of amended and restated indemnification agreement is filed as Exhibit 10.5 hereto.

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITIES HOLDERS
Shareholder Approval of Amended and Restated Stock Incentive Plan
     At a special meeting of the Company’s shareholders held on January 18, 2006, the Company’s shareholders approved its amended and restated stock incentive plan (the “Stock Incentive Plan”). The material terms and conditions of the Stock Incentive Plan are as follows:
     The Stock Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, or other stock-based awards. Upon completion of the proposed initial public offering and subject to adjustment in the event of certain corporate transactions or events, these stock awards may consist of a maximum of 9,729,948 ordinary shares, including ordinary shares underlying previously granted awards. Each year, the shares available will be increased by the lesser of 3% of the shares outstanding or 2.5 million shares, or a lesser amount approved by the Company’s board of directors. Shares of stock subject to awards that expire, are forfeited or otherwise terminate will again be available for grant under the plan. The Stock Incentive Plan is administered by the board of directors, but the board may delegate the administration of the plan to a committee at any time. The plan provides that awards may be granted to employees, directors and consultants of the Company or the Company’s affiliates.
     Generally, each option granted under the Stock Incentive Plan is required to expire on or before the tenth anniversary of the date of grant. The exercise price of each option is required to be not less than 100% of the fair market value of the underlying stock subject to the option on the date of grant. Generally, the Company may grant options that vest over four years and that may be exercised until three months after termination of employment, although the board or committee may grant awards with different vesting schedules and exercise terms.
     The Stock Incentive Plan provides for payment of the exercise price of options in the form of cash or, subject to the discretion of the board, by delivery of other of the Company’s securities or any other form of legal consideration acceptable to the board. The terms and conditions of other types of equity awards will be determined by the board or the committee at the time of grant.
     The Stock Incentive Plan and Form of Stock Option Agreement are filed as Exhibits 10.6 and 10.7 hereto.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Shareholders’ Agreement, dated as of January 18, 2006, among the Company, the Texas Pacific Group, Francisco Partners, Shah Capital, WestRiver Capital LLC, Patel Family Partners, L.P. and such additional persons as may sign joinder agreements to the such agreement

10.2	Amendment No. 1, dated as of January 18, 2006, to Advisory Agreement among T3 GenPar II, L.P., TPG GenPar III, L.P., and TPG GenPar IV, L.P. and the Company

10.3	Amendment No. 1, dated as of January 18, 2006, to Advisory Agreement among Francisco Partners, L.P., Francisco Partners Management, LLC and the Company

10.4	Amendment No. 2, dated as of January 18, 2006, to Advisory Agreement between SCP Management Company, L.L.C. and the Company

10.5	Form of Amended and Restated Indemnification Agreement

10.6	Amended and Restated Stock Incentive Plan

10.7	Form of Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART MODULAR TECHNOLOGIES (WWH), INC.
Date: January 19, 2006	By:	/s/ Ann Nguyen
		Name:	Ann Nguyen
		Title:	General Counsel

Exhibit Index

10.1	Shareholders’ Agreement, dated as of January 18, 2006, among the Company, the Texas Pacific Group, Francisco Partners, Shah Capital, WestRiver Capital LLC, Patel Family Partners, L.P. and such additional persons as may sign joinder agreements to the such agreement

10.2	Amendment No. 1, dated as of January 18, 2006, to Advisory Agreement among T3 GenPar II, L.P., TPG GenPar III, L.P., and TPG GenPar IV, L.P. and the Company

10.3	Amendment No. 1, dated as of January 18, 2006, to Advisory Agreement among Francisco Partners, L.P., Francisco Partners Management, LLC and the Company

10.4	Amendment No. 2, dated as of January 18, 2006, to Advisory Agreement between SCP Management Company, L.L.C. and the Company

10.5	Form of Amended and Restated Indemnification Agreement

10.6	Amended and Restated Stock Incentive Plan

10.7	Form of Stock Option Agreement